UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2006

ACXIOM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas	72203-8180
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Amendment to ValueAct Agreement. On August 5, 2006, Acxiom Corporation (“Acxiom” or the “Company”) entered into a definitive agreement (the “Agreement”) with VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., and ValueAct Capital Management, LLC (together the “ValueAct Group”), all of whom are stockholders of Acxiom. On September 20, 2006, an amendment to the Agreement was finalized by the parties pursuant to which Section 7 of the Agreement was amended and replaced in its entirety by the following:

“The ValueAct Group agrees that until the first year anniversary of this Agreement that it shall not sell or trade, whether directly or indirectly any securities of Acxiom, including without limitation, any derivative securities of Acxiom or related thereto, except with the prior written consent of the Executive Committee of the Acxiom Board. The ValueAct Group agrees that for so long as Mr. Ubben is a member of the Acxiom Board, the ValueAct Group will not acquire, whether directly or indirectly, any securities of Acxiom, including without limitation, any derivative securities of Acxiom or related thereto, except with the prior written consent of the Executive Committee of the Acxiom Board.

In addition to the foregoing, the ValueAct Group and the Company agree that if at any time during the two-year period following the date of the Agreement the ValueAct Group’s direct or indirect ownership of Acxiom securities represents 15% or more of the outstanding capital stock of Acxiom (excluding treasury shares), the Company, at its election, may require the ValueAct Group to sell into the public market, within 60 trading days and in compliance with applicable securities laws, that number of shares of Acxiom securities such that the ValueAct Group’s direct or indirect ownership of Acxiom securities represents less than 15% of the outstanding capital stock of Acxiom (excluding treasury shares) following such sale. In the event that the ValueAct Group’s direct or indirect ownership of Acxiom securities increases to 15% or more of the outstanding capital stock of Acxiom (excluding treasury shares) due to a stock repurchase of any kind by Acxiom, and if Acxiom elects to trigger the foregoing requirement, rather than be required to sell into the public market as described in the previous sentence, and subject to applicable securities laws, the ValueAct Group shall be permitted to sell its shares directly to Acxiom as part of such stock repurchase program.”

The foregoing description of the amendment to the Agreement is qualified in its entirety by reference to the full text of Amendment No. 1 to the Agreement, which is attached to this Report as Exhibit 10.1 and incorporated herein by reference.

The ValueAct Group collectively owns in the aggregate 10,325,355 shares, or approximately 13.3% of the currently issued and outstanding common stock of the Company.

Item 5.02(d)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported on a Form 8-K, pursuant to the terms of the Agreement between the Company and the ValueAct Group referenced above in Item 1.01, the Acxiom Board of Directors agreed to increase the size of the Acxiom Board from nine to 11 members, and on August 5, 2006 appointed Jeffrey W. Ubben, an affiliate of the ValueAct Group, to fill one of the two new positions on the Board in the class whose term expires in calendar year 2008. The Board of Directors agreed to appoint a second independent individual to be designated by the ValueAct Group who is not an employee, principal or affiliate of the ValueAct Group and who is acceptable to Acxiom to fill the other vacancy on the Acxiom Board of

Directors in the class whose term will expire in calendar year 2008. Effective as of September 18, 2006, the Board of Directors voted unanimously to appoint R. Halsey Wise, President and CEO of Intergraph Corporation (NASDAQ: INGR), as a director.

Mr. Wise joined Intergraph, a leading global provider of spatial information management software, in July 2003 as President and CEO. He has also served since 2003 as a member of the Intergraph Board of Directors. Prior to joining Intergraph, he served as CEO, North America, for Solution 6 Holdings, Ltd., the largest software company in Australia, and as CEO of Novient, Inc., a provider of internet-based software. Previously, Mr. Wise was president and COO of Computer Management Sciences, Inc., an information technology services company that was later acquired by Computer Associates International. At Computer Associates, he was General Manager, North America, for Global Professional Services. Prior to that, Mr. Wise was an investment banker specializing in software and technology services with The Robinson-Humphrey Company.

Mr. Wise, age 41, holds a masters degree in finance and marketing from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.A. degree in history from the University of Virginia.

Mr. Wise will be appointed to serve on one or more of the Board of Directors’ committees at the Board’s next regularly scheduled meeting in November 2006. It is not known at this time which committee(s) he will be appointed to.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1

Amendment No. 1 to Agreement by and among the Company, on the one hand, and VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., and ValueAct Capital Management, LLC, on the other hand, dated August 5, 2006

99.1	Press release of the Company dated September 22, 2006, announcing the appointment of R. Halsey Wise to the Company’s Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 22, 2006

ACXIOM CORPORATION

By:	/s/ Jerry C. Jones
Name:	Jerry C. Jones
Title:	Business Development/Legal Leader

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment No. 1 to Agreement by and among the Company, on the one hand, and VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., and ValueAct Capital Management, LLC, on the other hand, dated August 5, 2006

99.1	Press release of the Company dated September 22, 2006, announcing the appointment of R. Halsey Wise to the Company’s Board of Directors